UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 4, 2023

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40715	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 Edina Industrial Blvd. Edina, Minnesota	55349
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PETV	The Nasdaq Stock Market LLC
Warrants	PETVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2023, PetVivo Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a two accredited investors (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investors in a registered direct offering (the “Registered Offering”) 1,200,002 shares (“Registered Shares”) of the Company’s common stock (the “Common Stock”) at a price of $1.50 per share. Under the Purchase Agreements, the Company also agreed to issue and sell to the Investors in a concurrent private placement (the “Private Placement,” and together with the Registered Offering, the “Offering”) warrants to purchase an aggregate of 1,200,002 shares of Common Stock (the “Private Warrants”). The Company closed this Offering on August 9, 2023.

The Company estimates that the net proceeds from the Registered Offering will be approximately $1,775,000, after deducting offering expenses of $25,000. The Company intends to use the net proceeds from the Registered Offering primarily for commercialization of its lead product Spryng™ with OsteoCushion™ Technology, to finance clinical trials and to fund working capital and general corporate purposes.

The Private Warrants have an exercise price of $2.00 per share, will be exercisable for cash six (6) months after the issuance date and will expire three years following the initial exercise date. The exercise price and the number of shares of Common Stock issuable upon exercise of the Private Warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.

The Registered Shares were offered pursuant to prospectus supplement dated August 3, 2023, and a base prospectus dated May 13, 2022, which is part of a registration statement (“Registration Statement”) on Form S-3 (Registration No. 333-264700) that was declared effective by the Securities and Exchange Commission (the “SEC”) on May 13, 2022. Copies of the prospectus supplements and the accompanying prospectus relating to the Registered Shares may be obtained for free by visiting the SEC’s website at www.sec.gov.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

The foregoing descriptions of the Purchase Agreement and the Private Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement and the Private Warrants, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The legal opinion, including the related consent, of Fox Rothschild LLP relating to the issuance and sale of the Registered Shares is filed as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

4.1	Form of Private Warrant
5.1	Opinion of Fox Rothschild LLP
10.1	Form of Securities Purchase Agreement dated August 4, 2023
23.1	Consent of Fox Rothschild LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: August 9, 2023	By:	/s/ John Lai
John Lai, Chief Executive Officer